Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, S. Craig Lindner, hereby consent to be named as a prospective director of National City Corporation in the Registration Statement on Form S-4 of National City Corporation, dated June 25, 2004, and any amendments thereto.

/s/ S. Craig Lindner

S. Craig Lindner

June 25, 2004